UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/03/2006

VARSITY GROUP INC
(Exact name of registrant as specified in its charter)

Commission File Number:  000-28977

DE	54-1876848
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1850 M Street NW, Washington, DC 20036
(Address of principal executive offices, including zip code)

202.349.1242
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.02.    Results of Operations and Financial Condition

In a press release dated April 3, 2006, the Company confirmed previously issued revenue guidance of $50 million for its fiscal year ended December 31, 2005 representing a 33% increase over the $37.7 million of revenues reported for its fiscal year ending December 31, 2004.   The Company also announced that it presently expects income before taxes to total approximately $2.6 million for the fiscal year ended December 31, 2005, compared to approximately $3.1 million reported in 2004. These estimates are based on unaudited financial information that is subject to change.

The Company also announced the acquisition of Lydia Learn and its intention to file a Form 12b-25 requesting a 15 day extension to file Form 10-K for its fiscal year ended December 31, 2005.

Item 9.01.    Financial Statements and Exhibits

A copy of the press release is attached hereto as exhibit 99-1

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARSITY GROUP INC

Date: April 05, 2006	By:	/s/ Jack M Benson
Jack M Benson
CFO

Exhibit Index

Exhibit No.	Description
EX-99.1